John Ryan

MEMO


TO:         Kurt Hoffman, Trend Mining Co.

FROM:       John Ryan

DATE:       July 12, 2000

RE:         Employment Agreement


This letter summarizes my agreement with Trend Mining Company regarding compensation and terms.

Beginning in March, 2000 my monthly compensation is 3,000 shares of common stock of Trend Mining Company due and payable on the 1st of each month. Each certificate is to bear a restrictive legend.

This compensation is a retainer and is in exchange for my services as Secretary & Treasurer and for ongoing advice and consultation. I will undertake these duties to the best of my ability and will be available for meetings, conference calls, or any other matters that may require my advice or report.

This agreement may only be cancelled by Board action and upon thirty days notice to either party, but upon cancellation, or my resignation, I am not entitled to any further compensation other than that actually accrued and earned.

Best Regards,

/s/John Ryan

John Ryan

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I, Kurt Hoffman, President of Trend Mining hereby confirm the terms of
Mr. Ryan's agreement as an Officer of the Company as set forth above.


/S/Kurt Hoffman
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Kurt Hoffman
President